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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, and to all references to our firm, into the Company's previously filed registration statements as follows:

      FILE NUMBER                         FILE DESCRIPTION
       333-25907        Form S-8 regarding the Company's Stock Option Plan

       333-57813        Form S-3 regarding the Company's offering of 6 1/2%
                        Cumulative Convertible Preferred Stock

       333-51987        Form S-8 regarding the Company's Stock Option Plan

       333-57393        Form S-8 regarding the Company's Employee Stock Purchase
                        Plan

       333-71191        Form S-8 regarding the Company's Savings and Retirement
                        Plan

       333-86009        Form S-8 regarding the Company's Stock Option Plan

       333-30388        Form S-4 regarding the Company's Exchange Offer with
                        respect to its 10 1/2% Senior Notes due 2009 and 12 1/8%
                        Senior Discount Notes due 2009


/s/ Arthur Andersen LLP

Seattle, Washington
March 29, 2000